Exhibit 99.1

PRESS RELEASE

White River Capital, Inc. (Pink Sheets: WRVC)

Contact: Address: Phone:	Mark R. Ruh President & Chief Operating Officer 1445 Brookville Way Suite I Indianapolis, IN 46239 (317) 806-2166 x 6468	Martin J. Szumski Chief Financial Officer 1445 Brookville Way Suite I Indianapolis, IN 46239 (858) 759-6057

October 30, 2006

WHITE RIVER CAPITAL, INC. ANNOUNCES
RESULTS FOR THE 3rd QUARTER OF 2006

Net Income for the Third Quarter 2006 Totaled $8.1 Million

Net Income for the Nine Months Ended September 30, 2006 Totaled $12.9 Million

Indianapolis, Indiana . . . White River Capital, Inc. (Pink Sheets: WRVC) (“White River”) today announced net income for the third quarter 2006 was $8.1 million, or $2.09 per diluted share (based upon 3,900,930 diluted shares outstanding), compared to third quarter 2005 net income of $2.0 million, or $1.32 per diluted share (based upon 1,492,669 diluted shares outstanding). The results for the third quarter of 2006 are due to the following:

●	activity from the Coastal Credit LLC (“Coastal Credit”) subsidiary contributed $2.0 million to net income,
●	$8.1 million of earnings from operations contributed by the Union Acceptance Company LLC (“UAC”) subsidiary,
●
a net loss of $(1.3) million from creditor notes payable extinguishment of debt and inter-company transfers arising from the receipt and distribution of proceeds from the UAC Master Trust, as further described below,

●	a loss at the holding company of $(0.9) million from interest and holding company expenses, and
●	an income tax benefit of $0.2 million.

Net income for the nine months ended September 30, 2006 was $12.9 million, or $3.33 per diluted share (based upon 3,876,177 diluted shares outstanding) compared to net income for the nine months ended September 30, 2005 of $13.3 million, or $18.74 per diluted share (based upon 708,658 diluted shares outstanding). Net income for the nine months ended September 30, 2006 included the earnings of Coastal Credit for the entire period, while the net income for the nine months ended September 30, 2005 included only one month of earnings from Coastal Credit, which was acquired on August 31, 2005. Also, included in net income for the nine months ended September 30, 2006 is a loss from the extinguishment of debt of $(1.5) million while the net income for the nine months ended September 30, 2005 includes a gain from the extinguishment of debt of $11.3 million.

On September 26, 2006, White River’s UAC subsidiary entered into a settlement agreement with the servicer of its receivables to resolve litigation pending in the Federal District Court for the Southern District of Indiana. The settlement agreement provided for a payment to the UAC Master Trust and a mutual release of claims. For more information on the settlement, see White River’s September 29, 2006 Current Report on Form 8-K which may be referenced as described below in the “Additional Information and Where to Find It” section.

Mark Ruh, President and Chief Operating Officer, stated, "During the third quarter, Coastal Credit continued its consistent performance with a $2.0 million contribution to earnings and steady receivable growth. The liquidation of the UAC receivable portfolio continues to generate significant income and cash flow, while the settlement agreed to by UAC during the quarter greatly contributed to White River’s results." Mr. Ruh continued, "At least through the first quarter 2007, White River’s earnings volatility will continue as the UAC portfolio continues to liquidate.”

Martin Szumski, Chief Financial Officer, commented, "We are pleased with the significant growth of our equity base during the third quarter. White River’s equity is now $73.4 million, and tangible equity is now $38.4 million. These values translate into a book value per share of $19.26 and a tangible book value per share of $10.06, while our tangible equity is now 21.65% of tangible assets. White River has also started to pay down the principal of its 10.75% interest rate secured note, which had a $15 million original balance, and since early October this note has a principal balance of $13.1 million."

INTEREST ON RECEIVABLES

Interest on receivables for the third quarter of 2006 totaled $9.2 million compared to $7.9 million for the third quarter of 2005. The increase in interest on receivables resulted largely from the activity of Coastal Credit, which White River acquired during the third quarter of 2005.

ACCRETION AND OTHER INTEREST

Accretion and other interest increased to $8.1 million compared to $2.3 million for the quarters ended September 30, 2006 and 2005, respectively. The UAC settlement proceeds contributed significantly to this increase during the third quarter 2006 because the settlement proceeds were funded to the UAC Master Trust account. UAC recognized accretion income in anticipation of cash being released from the UAC Master Trust account.

RECOVERY (PROVISION) FOR ESTIMATED CREDIT LOSSES

Recovery (provision) for estimated credit losses was a $20,000 provision compared to a $1.0 million provision for the quarters ended September 30, 2006 and 2005, respectively. UAC significantly contributed to the small provision for estimated credit losses with a $1.2 million recovery due to the stable performance of its contracting securitized finance receivable portfolio during the third quarter 2006. The provision at Coastal Credit for the third quarter 2006 was $1.2 million.

CHARGE TO MASTER TRUST, NET

The charge to Master Trust, net was $(5.6) million for the quarter ended September 30, 2006 compared to $(2.1) million for the quarter ended September 30, 2005. Charge to Master Trust, net is an expense related to future transfers of funds to the Master Trust from on balance sheet securitized finance receivables of UAC. As the performance of UAC’s on balance sheet securitized finance receivables has improved and stabilized, there has been a recovery for estimated credit losses, and interest income has increased. Thus, the amounts related to future transfers of funds owed to the Master Trust has increased resulting in a increase in the charge to Master Trust, net. The UAC settlement proceeds also significantly contributed to the charge to Master Trust during the third quarter 2006.

GAIN (LOSS) FROM EXTINGUISHMENT OF DEBT

The loss from extinguishment of debt was $(1.3) million for the quarter ended September 30, 2006. This value is the sum of the following:

●	a $(4.4) million loss at UAC and a $4.4 million gain at the holding company due to distributions from UAC to the holding company on UAC debt owned by the holding company, and

●
a $(1.3) million loss at the holding company due to the distribution by the holding company of a portion of the settlement proceeds to certain former creditors of UAC who sold their notes and claims to White River.

The gain from extinguishment of debt was $266,000 for the quarter ended September 30, 2005.

White River owns all of UAC’s general unsecured claims, 89.1% of UAC’s subordinated notes and 94.7% of UAC's accrual notes.

INCOME TAX BENEFIT

On a quarterly basis, White River calculates the deferred tax asset valuation allowance based on the estimated taxable income for the future five year period and makes adjustments as required. For the quarter ended September 30, 2006, this adjustment resulted in an income tax benefit of $248,000.

CREDIT QUALITY

The following tables set forth delinquency, loan loss reserve levels, and securitized pool loss information for Coastal Credit and UAC:

Coastal Credit LLC
Delinquency Rates Experienced - Finance Receivables
(in thousands except percentages)
	September 30,	December 31,
	2006	2005
Finance receivables - gross balance	$106,554	$97,820
Delinquencies:
30-59 days	1,258	1,124
60-89 days	688	768
90+ days	832	878
Total delinquencies	$2,778	$2,770

Delinquencies as a percentage of finance receivables - gross balance	2.6%	2.8%

Coastal Credit LLC
Allowance for Loan Losses - Finance Receivables
(in thousands except percentages)
	Quarter Ended September 30, 2006	Nine Months Ended September 30, 2006	One Month Ended September 30, 2005
Balance at beginning of period	$5,832	$6,031	$6,100
Charge-offs, net of recoveries	(1,267)	(3,570)	(375)
Provision for estimated credit losses	1,194	3,298	375
Balance at the end of the period	$5,759	$5,759	$6,100
Net charge offs	$1,267	$3,570	$375
Finance receivables, net of unearned finance charges	$96,987	$96,987	$86,292
Allowance for loan losses as a percent of finance receivables, net of unearned finance charges	5.94%	5.94%	7.07%
Annualized net charge offs as a percent of finance receivables, net of unearned finance charges	5.23%	4.91%	5.21%
Allowance for loan losses as a percent of annualized net charge offs	113.63%	120.99%	135.56%

Union Acceptance Company LLC
Delinquency Rates
(in thousands except percentages)
	September 30, 2006	December 31, 2005
Securitized finance receivables principal balance	$41,392	$115,031
Delinquencies:
30-59 days	3,223	7,703
60-89 days	785	2,390
90+ days	392	1,271
Total delinquencies	$4,400	$11,364
Delinquencies as a percentage of securitized finance receivables	10.6%	9.9%

Off-balance sheet finance receivables principal balance	$42,555	$82,300
Delinquencies:
30-59 days	1,692	2,737
60-89 days	506	859
90+ days	178	553
Total delinquencies	$2,376	$4,149
Delinquencies as a percentage of securitized finance receivables	5.6%	5.0%

Union Acceptance Company LLC
Allowance for Loan Losses - On Balance Sheet Securitized Finance Receivables
(in thousands except percentages)
	Quarters Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Balance at the beginning of period	$4,089	$13,425	$6,503	$11,722
Allowance at purchase	-	2,131	-	5,163
Charge-offs	(1,659)	(5,812)	(7,975)	(16,410)
Recoveries	1,314	3,580	7,705	11,037
Provision (recovery) for estimated credit losses	(1,174)	656	(3,663)	2,468
Balance at the end of the period	$2,570	$13,980	$2,570	$13,980
Net charge offs	$345	$2,232	$270	$5,373
Securitized finance receivables	$41,392	$150,928	$41,392	$150,928
Allowance for loan losses as a percent of securitized finance receivables	6.21%	9.26%	6.21%	9.26%
Annualized net charge offs as a percent of securitized finance receivables	3.33%	5.92%	0.87%	4.75%
Allowance for loan losses as a percent of annualized net charge offs	186.23%	156.59%	713.89%	195.14%

ABOUT WHITE RIVER, COASTAL CREDIT AND UAC

White River is the holding company for Coastal Credit LLC and Union Acceptance Company LLC.

Coastal Credit is a specialized subprime auto finance company, headquartered in Virginia Beach, Virginia, engaged primarily in (1) acquiring retail installment sales contracts from both franchised and independent automobile dealers which have entered into contracts with purchasers of used and, to a much lesser extent, new cars and light trucks, and (2) servicing the contract portfolio. Coastal Credit commenced operations in Virginia in 1987 and conducts business in twenty one states - Alaska, Arizona, California, Colorado, Delaware, Florida, Georgia, Hawaii, Kansas, Louisiana, Maryland, Mississippi, Nevada, North Carolina, Ohio, Oklahoma, Pennsylvania, Tennessee, Texas, Virginia and Washington - through its seventeen branch locations. The Coastal Credit receivables portfolio, net of unearned finance charges, was $97.0 million at September 30, 2006.

Union Acceptance Company LLC is a specialized auto finance company, based in Indianapolis, Indiana, which holds and oversees its portfolio of approximately $84.8 million in non-prime auto receivables, as of September 30, 2006. Since August 2003, UAC is continuing business activities as a reorganized company under a confirmed Second Amended and Restated Plan of Reorganization under Chapter 11 of the U.S. Bankruptcy Code under which net proceeds from its residual interest in its receivables portfolios and other bankruptcy estate assets must be paid to creditors holding notes and claims under the plan. During 2005 and 2006, White River purchased and now directly owns approximately 90% of UAC’s notes and general unsecured claims.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Additional information about White River is available at White River’s web site located at: www.WhiteRiverCap.com.

This site includes financial highlights, stock information, public filings with the U.S. Securities and Exchange Commission (the "SEC"), and corporate governance documents. The SEC public filings available for review include but are not limited to:

●	its Annual Report on Form 10-K for the year ended December 31, 2005,
●	its Proxy Statement on Schedule 14A dated April 10, 2006, and
●	its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

White River’s public filings with the SEC can also be viewed on the SEC’s website at: www.sec.gov.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about White River that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Such information includes forward-looking statements above regarding the future financial performance of Coastal Credit and White River's prospects for future earnings and earnings volatility. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of White River. White River cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to:
•	losses and prepayments on our receivable portfolios;
•	general economic, market, or business conditions;
•	changes in interest rates, the cost of funds, and demand for our financial services;
•	changes in our competitive position;
•	our ability to manage growth and integrate acquired businesses;
•	the opportunities that may be presented to and pursued by us;
•	competitive actions by other companies;

•	changes in laws or regulations;
•	changes in the policies of federal or state regulators and agencies.
These and other risks are described in White River's public filings with the SEC; see, in particular, risk factors described under Item 1A in White River’s Annual Report on Form 10-K for the year ended December 31, 2005, on file with the SEC. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, White River's results could differ materially from those expressed in, implied or projected by such forward-looking statements. White River assumes no obligation to update such forward-looking statements.

WHITE RIVER CAPITAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)
ASSETS	September 30, 2006	December 31, 2005
Cash and cash equivalents	$5,633	$6,878
Restricted cash	15,556	22,739
Securitized finance receivables—net	39,151	109,506
Finance receivables—net	79,260	70,784
Beneficial interest in Master Trust	22,640	13,968
Goodwill	35,097	35,097
Deferred tax assets	6,047	4,707
Other assets	8,851	3,315
TOTAL	$212,235	$266,994

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Collateralized financing	$46,213	$122,293
Line of credit	54,500	51,500
Secured note payable	14,062	15,000
Subordinated debentures	7,700	7,700
Note payable - Coastal Credit purchase holdback	-	3,840
Accrued interest	1,369	2,131
Amounts due to Master Trust	7,894	7,417
Creditor notes payable	1,825	1,461
Other payables and accrued expenses	5,225	2,291
Total liabilities	138,788	213,633
SHAREHOLDERS’ EQUITY:
Preferred Stock, without par value, authorized
3,000,000 shares; none issued and outstanding	-	-
Common Stock, without par value, authorized
20,000,000 shares; 3,813,155 and 3,810,155
issued and outstanding at September 30, 2006 and
December 31, 2005, respectively	179,426	179,157
Warrants	534	534
Accumulated other comprehensive income	20,221	13,305
Accumulated deficit	(126,734)	(139,635)
Total shareholders’ equity	73,447	53,361
TOTAL	$212,235	$266,994

WHITE RIVER CAPITAL, INC.
Book Value per Share, Tangible Book Value per Share and Equity Ratios
(in thousands except share related values and percents)
	September 30,	December 31,
	2006	2005
Total shareholders’ equity	$73,447	$53,361
Less goodwill	(35,097)	(35,097)
Tangible book value	$38,350	$18,264
Shares outstanding	3,813,155	3,810,155
Book value per share	$19.26	$14.00
Tangible book value per share	$10.06	$4.79
Assets	$212,235	$266,994
Tangible assets	$177,138	$231,897
Equity/ assets	34.61%	19.99%
Tangible equity/ tangible assets	21.65%	7.88%

WHITE RIVER CAPITAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	Quarter-to-Date September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
INTEREST:
Interest on receivables	$9,199	$7,888	$28,808	$17,775
Accretion and other interest	8,129	2,333	11,536	8,052
Total interest income	17,328	10,221	40,344	25,827
Interest expense	(2,872)	(3,189)	(9,294)	(11,532)
Net interest margin	14,456	7,032	31,050	14,295
Recovery (provision) for estimated credit losses	(20)	(1,031)	365	(2,844)
Net interest margin after recovery (provision) for estimated credit losses	14,436	6,001	31,415	11,451
OTHER REVENUES:
Charge to Master Trust—net	(5,587)	(2,126)	(13,587)	(5,179)
Gain (loss) from extinguishment of debt	(1,341)	266	(1,543)	11,327
Other income	4,304	188	7,973	614
Total other revenues, net	(2,624)	(1,672)	(7,157)	6,762
OTHER EXPENSES:
Salaries and benefits	2,255	551	6,379	722
Third party servicing expense	373	1,015	1,552	2,642
Other operating expenses	1,279	718	4,496	1,324
Bankruptcy costs	18	74	150	244
Total other expenses	3,925	2,358	12,577	4,932
INCOME BEFORE INCOME TAXES	7,887	1,971	11,681	13,281
INCOME TAX BENEFIT	248	-	1,219	-
NET INCOME	$8,135	$1,971	$12,900	$13,281
NET INCOME PER COMMON SHARE (BASIC)	$2.13	$1.32	$3.38	$18.77
NET INCOME PER COMMON SHARE (DILUTED)	$2.09	$1.32	$3.33	$18.74
BASIC WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	3,813,155	1,489,503	3,813,045	707,591
DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	3,900,930	1,492,669	3,876,177	708,658